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                          PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement ("Pledge Agreement") is made this 26th of August, 1999, by and between David Proctor, an individual resident of the State of Florida ("Pledgor") and CyberGuard Corporation, a Florida corporation ("Pledgee").

                                    RECITALS

         Pledgor has executed that certain promissory note ("Note") of even date herewith in favor of Pledgee in the original principal amount of $100,000, which
Note is attached hereto and incorporated herein as Exhibit "A."

         As security for Pledgor's obligations under the Note ("Note Obligations"), as and when required by the Note, Pledgor is required to pledge and to grant to Pledgee a security interest in and lien upon the "Collateral" (as hereinafter defined).

         NOW THEREFORE, in order to induce Pledgee to accept the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. PLEDGE.

                  (a) To secure the payment and performance of all Note Obligations, Pledgee hereby grants, transfers and pledges to Pledgor, and grants to Pledgee a security interest in, all of Pledgor's now existing and hereafter arising right, title and interest in, under and to the following (the "Collateral"):

                           (i) One Promissory Note of CyberGuard Corporation in
the principal amount of $150,000 payable to Pledgor, together with all new, substituted and additional notes made at any time with respect to this Note (the "Pledged Note"); or such substituted Collateral as may be reasonably acceptable to the Pledgee;

                           (ii) One Warrant to purchase 150,000 shares of
CyberGuard Corporation, together with all new, substituted and additional warrants made at any time with respect to such Warrant (the "Pledged Warrants"); or such substituted Collateral as may be reasonably acceptable to the Pledgee;

                           (iii) Any and all now existing and hereafter arising
rights of the holder of the Collateral or any substituted Collateral with respect to all rights to payment of any kind, including cash and non-cash dividends, instruments and other property, from time to time received, receivable or otherwise distributed on account of, or in exchange for, the Pledged Note or Pledged Warrant or any substituted Collateral; and

                           (iv) All proceeds of the foregoing Collateral,
including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and including, without



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limitation, all rights to payment, interest, or other property receivable or received on account of the Collateral or proceeds thereof.

                  (b) Pledgor hereby irrevocably appoints Pledgee as its true and lawful attorney-in-fact, with full power of delegation, substitution and assignment, as follows: (i) to execute, deliver, file and record, on Pledgor's behalf and in Pledgor's name, financing statements and all such other security and agreements, contracts, documents and instruments; (ii) to give notice of Pledgee's rights in the Collateral and to enforce the same; (iii) to receive, endorse, and collect all instruments made payable to Pledgor, representing any payment or distribution in respect of the Collateral or any part thereof and to give full discharge therefor, which irrevocable power shall become effective without further action upon the occurrence of an "Event of Default" (as hereinafter defined); and (iv) to do such other acts as Pledgee, in its sole discretion, may deem necessary or desirable to perfect or protect the security interest hereby created and to carry out the purposes and intents of this Pledge Agreement, Pledgor hereby ratifying and confirming all that Pledgee may do in that regard, acknowledging that this power of attorney is coupled with an interest, and agreeing to pay all reasonable costs and expenses in connection therewith, provided, however, that Pledgee shall have recourse only to the Collateral for collection of such costs and expenses.

         2. CONVERSION OF NOTE/EXERCISE OF WARRANT. In the event that the Pledgor desires to convert the Pledged Note or exercise the Pledged Warrant in accordance with the terms thereof, then the Pledgee shall permit such conversion or exercise and shall replace the Collateral with a substitute Pledged Note or Pledged Warrant reduced in amount to reflect such exercise; provided, however, that the following conditions shall apply:

                  (a) The Pledged Note may be not be converted in whole until the Note is paid in full and may not be converted in part if, after such partial conversion, the principal amount of the Pledged Note will be less than the principal amount of the Note secured by the Pledged Note at the time of conversion; and (b) The Pledged Warrant may not be exercised in whole until the
Note is paid in full and may not be exercised in part if, after such partial exercise, the number of shares remaining issuable upon exercise of the Pledged Warrant is less than the dollar amount of the principal outstanding of the Note at the time of exercise.


         3. INDEBTEDNESS SECURED. The security interest created hereby is given for the purpose of securing payment by Pledgor to Pledgee of all Note Obligations required pursuant to the Note.

         4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor hereby represents, warrants, and agrees that:

                  (a) The execution and delivery by Pledgor of, and the performance by Pledgor of all of its obligations under, this Pledge Agreement will not violate any applicable law or any contract or agreement by which Pledgor is bound;

                  (b) Pledgor has granted no security interest in any Collateral or the proceeds thereof, except in favor of Pledgee;





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                  (c) This Pledge Agreement constitutes a legal, valid and
binding obligation of Pledgor, enforceable in accordance with its terms;

                  (d) There is no action, suit, or proceeding pending, or to the best of Pledgor's knowledge threatened, against Pledgor which could reasonably be expected to adversely affect the Collateral or Pledgor's property or financial condition; and

                  (e) The sole owner of the Collateral is the Pledgor (or, in the case of after-acquired Collateral, at the time Pledgor acquires rights in the Collateral, Pledgor will be the sole owner thereof).

         5. COVENANTS OF PLEDGOR. Until such time as all the Note Obligations have been satisfied in full or all payments required under the Note have been made, unless Pledgee otherwise consents in writing:

                  (a) Pledgor shall: (i) at the request of Pledgee, at any time and from time to time, execute and deliver to Pledgee all financing statements and other documents reasonably deemed necessary or advisable by Pledgee in order more fully to evidence and perfect the security interest in the Collateral; (ii) promptly furnish Pledgee with any information which Pledgee may reasonably request concerning the Collateral; (iii) allow Pledgee to inspect all records of Pledgor relating to the Collateral and to make and take away copies of such records; (iv) do all acts which may be necessary to preserve, maintain, and protect the Collateral and the value thereof and Pledgor's rights and interests therein; (v) pay all taxes, assessments, and other charges imposed on or relating to the Collateral, except such taxes, if any, as are being contested in good faith by appropriate proceedings and by reason of such nonpayment and contest no material item or portion of the Collateral is in jeopardy of being attached or forfeited; and (vi) pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Pledgee in connection with the enforcement of this Pledge Agreement, provided, however, that Pledgee shall have recourse only to the Collateral for collection of such costs and expenses.

                  (b) Pledgor shall not, without prior written consent, (i) sell, assign, exchange, transfer, encumber, or otherwise dispose of, or contract to sell, assign, exchange, transfer, encumber, or otherwise dispose of (collectively, "Transfer"), any of the Collateral or any part thereof or any interest therein, or (ii) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Pledge Agreement or which would adversely affect the rights of Pledgee hereunder.

         6. EVENTS OF DEFAULT AND REMEDIES.

                  (a) The occurrence of any of the following events shall constitute an "Event of Default" hereunder: The breach by Pledgor of any term, provision or covenant of this Pledge Agreement or any event of default under the Note (other than the failure to make any principal payment required in Paragraph 1 of the Note) upon the lapse of the "Notice and Cure Period" (as defined below) and the Pledgor's failure to remove or alleviate the event, fact or condition giving rise to such alleged default during the Notice and Cure Period.

                  (b) Upon the occurrence of any Event of Default, Pledgee shall have all rights and remedies of a secured party under the Uniform Commercial Code.




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                  (c) "Notice and Cure Period" shall mean the date immediately the ten (10) day period commencing upon the date on which an event as described under Section 6(a) hereof occurs.

         7. RELEASE OF COLLATERAL.

                  (a) This Pledge Agreement, the Collateral and all obligations of Pledgor hereunder shall be released when the Note has been paid in full and all Note Obligations required thereunder have been made.

                  (b) Upon the release of any Collateral pursuant to this
Section 7, Pledgee shall execute, deliver, file and record all documents and instruments, or shall cause such to be done, all acts or instruments reasonably required by Pledgor to evidence such release.

         8. AMENDMENTS; WAIVERS. Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged, or terminated nor may any of the Collateral be released except by an instrument in writing duly signed by or on behalf of Pledgee and Pledgor. No failure or delay on the part of Pledgee in exercising any right, power, or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

         9. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         TO THE PLEDGEE:                                   TO THE PLEDGOR:
         CyberGuard Corporation                            David R. Proctor
         2000 West Commercial Boulevard                    5834 Westlope Drive
         Fort Lauderdale, Florida  33309                   Austin, Texas  78731

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10. FURTHER ASSURANCES. The parties shall cooperate and take such actions, and execute such other documents as either may reasonably request in order to carry out the provisions or purpose of this Pledge Agreement.

         11. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Pledge Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether




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oral or written, of the parties. No supplement, amendment, modification or waiver of this Pledge Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Pledge Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         12. BINDING AGREEMENT. This Pledge Agreement and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Pledgee shall not be permitted to transfer, convey, or assign this Pledge Agreement or any interest herein without the prior written consent of Pledgor.

         13. INVALIDITY. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Pledge Agreement or any other such instrument.

         14. MISCELLANEOUS. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Pledge Agreement are included for convenience of reference only and are not a part of this Pledge Agreement for any other purpose.

         15. GOVERNING LAW. This Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         16. COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Pledge Agreement via telephone facsimile transmission shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.


                                      *****





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         IN WITNESS WHEREOF, the parties have duly executed this Pledge
Agreement on the date first above written.

                                     PLEDGOR




                                     ------------------------------------------
                                     David R. Proctor



                                     PLEDGEE

                                     CyberGuard Corporation




                                     ------------------------------------------
                                     By:
                                     Its:






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STATE OF GEORGIA                    )
                                    ) SS
COUNTY OF _________                 )

         The foregoing instrument was acknowledged before me this 26th day of August, 1999, by David R. Proctor. He is (check one) _____ personally known to me or ____ has produced a _____________ drivers license as identification.


                                           Signature:
                                                     ---------------------------

                                           Print Name
                                                      --------------------------

                                           State of
                                                    ----------------------------

[Notary Seal]                              Commission#:

                                           My Commission Expires:







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